Exhibit A

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Signature Block

BOUNTY EQUITY FUND 2, LLC

/s/ Elizabeth L. Kopple
By: Elizabeth L. Kopple, Manager

BOUNTY SERVICES GROUP, LLC

/s/ Elizabeth L. Kopple
By: Elizabeth L. Kopple, Manager

/s/ Elizabeth L. Kopple
Elizabeth L. Kopple